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                                                                   EXHIBIT 10.22


                                   AXCESS INC.
                              3208 Commander Drive
                             Carrollton, Texas 75006


incuVest, LLC                                                     March 29, 2000
590 Madison Avenue
32nd Floor
New York, New York  10022

         Re:      Series 2000 Preferred Stock Purchase Agreement

Ladies and Gentlemen:

         incuVest, LLC, a Delaware limited liability company (the "Purchaser"), has committed to provide up to $5,000,000 of equity financing to AXCESS Inc., a Delaware corporation (the "Company"), in connection with the Company's 2000 plan of operations and to maintain the Company's compliance with the net tangible asset requirement of the Nasdaq listing requirements (the "Commitment"). This Agreement sets forth the terms and conditions on which the Company will issue and sell to the Purchaser shares of Series 2000 Non-Voting Preferred Stock of the Company, par value $0.01 per share ("Series 2000 Preferred Stock"), for an aggregate purchase price of up to $5,000,000, payable as provided herein.

         1. Advances; Purchase Price; Effectiveness. The Purchaser hereby agrees to subscribe for and purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, up to $5,000,000 of Series 2000 Preferred Stock. The purchase price for each share of Series 2000 Preferred Stock shall be $10,000, payable in cash. The purchase and sale of the Series 2000 Preferred Stock hereunder shall be effective as of the date the Company receives the purchase price for each share of Series 2000 Preferred Stock from the Purchaser (the "Effective Date").

         2. Purchase and Delivery of Shares. Upon its receipt of the purchase price for each share of Series 2000 Preferred Stock, the Company shall issue and sell to the Purchaser the number of shares of Series 2000 Preferred Stock (the "Shares"), the stated value of which shall be $10,000 per share (the "Original Series 2000 Issue Price"). On and as of the Effective Date, the Company shall execute and deliver to the Purchaser a stock certificate in proper form representing the Shares.

         3. Conversion of Series 2000 Preferred Stock to Non-Voting Common Stock. The Purchaser hereby agrees that it shall not, without the prior written consent of the Company, convert any Shares to shares of the Company's non-voting common stock, $0.01 par value per share (the "Non-Voting Common Stock") issuable to the Purchaser upon its conversion of any Shares until the Company receives stockholder approval to issue more than twenty percent (20%) of the Company's outstanding voting or non-voting common stock, as the case may be, at a per share price potentially less than the per share market price of the Company's voting common stock on the date of issuance to holders of the Shares. The Company hereby agrees to submit such a proposal to its stockholders for approval at the Company's 2000 annual meeting of stockholders. The Board of Directors of the Company will recommend that the Company's stockholders vote in favor of such proposal and the Company will otherwise use its best efforts to obtain stockholder approval of such proposal. The Company's 2000 annual meeting of stockholders will be held not later than June 30, 2000.


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AXCESS Inc.
March 29, 2000
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         4. Securities Act Legend; Registration Rights.

                  4.1 The Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Certificates representing the Shares shall bear a restrictive legend substantially to the effect of the following:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. ADDITIONAL RESTRICTIONS REGARDING THE TERMS UNDER WHICH THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE CONVERTED INTO NON-VOTING COMMON STOCK OF THE COMPANY ARE SET FORTH IN THE CERTIFICATE OF DESIGNATIONS, PREFERENCES, POWERS AND RIGHTS OF THE SERIES 2000 NON-VOTING PREFERRED STOCK.

         5. Representations and Warranties by the Company. The Company hereby represents and warrants to the Purchaser as follows:

                  5.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute and deliver this Agreement, to issue the Shares on the basis described herein and otherwise to perform its obligations under this Agreement.

                  5.2 The execution and delivery by the Company of this Agreement, the issuance of the Shares, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite corporate action on the part of the Company and will not (i) violate any provision of law, statute, rule or regulation or any order of any court or other agency of government, (ii) conflict with or violate the Certificate of Incorporation (after amendment to authorize the additional shares of non-voting common stock) or By-Laws of the Company, in each case as amended, or (iii) violate, conflict with or constitute (with due notice or lapse of time or both) a default under any indenture, mortgage, lease, license, agreement or other contract or instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature upon the properties or assets of the Company or any of its subsidiaries, in each case if such violation, conflict, default, lien, charge or encumbrance would have a material adverse effect on the Company.

                  5.3 This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except to the extent the enforceability hereof may be limited by applicable bankruptcy, moratorium or similar laws affecting the rights of creditors generally.


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AXCESS Inc.
March 29, 2000
Page 3


                  5.4 Based in part upon the representations and warranties of the Purchaser contained in this Agreement, no registration or filing with, or consent or approval of, or other action by, any federal, state or other governmental department, commission, board, bureau, agency or instrumentality or any third party is or will be necessary for the execution and delivery of this Agreement by the Company and the issuance of the Shares hereunder, other than the filing of a notice of sale on Form D with the Securities and Exchange Commission and any other required jurisdictions in accordance with the rules and regulations thereof under the Securities Act and applicable state law.

                  5.5 The Shares are duly authorized, validly issued, fully paid and non-assessable shares of Series 2000 Preferred Stock, and are not subject to any preemptive rights.

                  5.6 Attached hereto as Exhibit A is a true copy of the Certificate of Designations, Preferences, Powers and Rights of Series 2000 Non-Voting Preferred Stock, as filed with the Secretary of State of the State of Delaware on December 29, 1999 (the "Series 2000 Certificate of Designations"). The Board of Directors of the Company approved and adopted resolutions creating the Series 2000 Preferred Stock and directing the proper officers of the Company to file the same with the office of the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Delaware General Corporation Law.

         6. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

                  6.1 The Purchaser is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                  6.2 The Purchaser understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Shares must be held by the Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  6.3 The Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

                  6.4 The Purchaser understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of the Company as it has deemed necessary in making its investment decision, and the Purchaser further represents and warrants that it has had sufficient access to the officers, directors, books and records of the Company as it has deemed necessary to conduct such examination and investigation and make such investment decision.

                  6.5 The Purchaser is able to bear the economic risk of the investment contemplated by this Agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement.

         7. Reaffirmation of Representations and Warranties. The date Shares are purchased shall constitute a reaffirmation of each and every one of the representations and warranties of the Company set forth in Section 5 of this Agreement and those of the Purchaser set forth in Section 6 of this Agreement as if made as of each


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AXCESS Inc.
March 29, 2000
Page 4


Effective Date, unless otherwise restated or corrected by either the Purchaser or the Company, as the case may be.

         8. Miscellaneous.

                  8.1 This Agreement constitutes our entire agreement with respect to the subject matter hereof. This Agreement may not be modified or amended or any provision hereof waived except by an instrument in writing signed by the Company and the Purchaser.

                  8.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights of the Purchaser hereunder shall be assignable to any holder of the Shares. Except as provided in the immediately preceding sentence, this Agreement and the rights of the Purchaser hereunder shall not be assignable, and any purported assignment hereof or thereof shall be void.

                  8.3 This Agreement may be executed in any number of counterparts and on separate counterparts, each of which shall be an original instrument, but all of which together shall constitute a single agreement. One or more signature pages from any counterpart of this Agreement may be attached to any other counterpart of this Agreement without in any way changing the effect thereof. This Agreement shall be effective when executed and delivered by the Company and the Purchaser.

                  8.4 All notices, requests, demands, consents, waivers, or other communications made hereunder to any party or holder of Shares shall be in writing and shall be deemed to have been duly given if delivered personally or sent by nationally-recognized overnight courier, facsimile or by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below:

                  if to the Company, to:

                  AXCESS Inc.
                  3208 Commander Drive
                  Carrollton, TX  75006
                  Attention: Chief Financial Officer

                  with a copy to:

                  Haynes and Boone, LLP
                  901 Main Street, Suite 3100
                  Dallas, TX  75202-3789
                  Attention: William Kleinman.; and

                  if to the Purchaser, to the Purchaser at its address first set forth above,

or to such other address as the party to whom such communication is to be given may have furnished to the other party in writing in accordance herewith. All such notices, requests, demands, consents, waivers or other communications shall be deemed to have been delivered (i) in the case of personal delivery, on the date of delivery, (ii) if sent by facsimile, on the date sender receives a confirmation confirming receipt, (iii) if sent by overnight


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AXCESS Inc.
March 29, 2000
Page 5


courier, on the next business day following the date sent and (iv) in the case of mailing, on the third business day following such mailing.

                  8.5 All representations, warranties and agreements contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares hereunder.

                  8.6 This Agreement, and all rights, obligations and liabilities hereunder, shall be construed according to the laws of the State of New York applicable to contracts made and to be performed wholly therein. Any judicial proceeding brought against the Company to enforce, or otherwise in connection with, this Agreement may be brought in any court of competent jurisdiction in the City of New York, and, by execution and delivery of this Agreement, the Company (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.

                  8.7 For purposes of Section 4.(c)(ii) of the Series 2000 Certificate of Designations, the Purchaser is deemed to be an affiliate of Amphion Ventures L.P.

                  8.8 For so long as the Purchaser owns at least 500 shares of Series 2000 Preferred Stock (or an equivalent amount of any other securities of the Company into which the Series 2000 Preferred Stock has been converted), the Company agrees to include Purchaser's nominee in management's slate of nominees for the Company's Board of Directors and to solicit proxies in favor of the election of Purchaser's nominee in connection with any annual or special meeting of the Company's stockholders (commencing with the election of the Purchaser's nominee at the Company's 2000 annual meeting of stockholders). The Company will not support the removal of the Purchaser's nominee to the Board of Directors of the Company, other than in the event of bad faith or willful misconduct or unless such removal is requested by the Purchaser's nominee.

                  8.9 The Purchaser shall be entitled to the same registration rights with respect to the Shares as Amphion Ventures L.P. is entitled in that certain Registration Rights Agreement, dated September 30, 1999, by and between the Company and Amphion Ventures L.P.

                           *Intentionally Left Blank*


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AXCESS Inc.
March 29, 2000
Page 6


         If the foregoing correctly sets forth your understanding of our agreement, please so indicate by signing and returning to the Company the enclosed counterpart of this Agreement.

                       Very truly yours,

                       AXCESS INC.


                       By: /s/ JAMES R. CRAIG
                          -------------------
                          James R. Craig, Chief Financial Officer and Secretary


The undersigned agrees with and
accepts the foregoing terms and provisions as of the date first above written.

INCUVEST, LLC

By: /s/ RICHARD C.E. MORGAN
    -----------------------
    Richard C.E. Morgan
    Chief Executive Officer